Exhibit 99.2

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-l(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Date: October 28, 2024

Golden Stream Ltd.

By:	/s/ Yong Zhang
	Name:	Yong Zhang
	Title:	Director

Yong Zhang

By:	/s/ Yong Zhang